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                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) February 2, 1998


                                 CINCINNATI BELL INC.
                (Exact name of registrant as specified in its charter)


             Ohio                       1-8519                  31-1056105
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


201 East Fourth Street, Cincinnati, Ohio                       45202
(Address of principal executive office)                        (Zip Code)

Registrant's telephone number, including area code             (513) 397-9900

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(Former name, former address and former fiscal year, if changed since last report)

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FORM 8-K                                                   CINCINNATI BELL INC.


ITEM 5. OTHER EVENTS.

    On February 2, 1998 Cincinnati Bell Inc. (the "Company") announced an agreement on a multi-year renewal of agreements between Cincinnati Bell Telephone Company and AT&T Corp. under which the companies provide service to each other. The companies had earlier agreed to continue operating under prior agreements during negotiations. The Company believes that revenues from the new agreements will continue to represent less than 5% of the total annual revenues of the Communications Services segment of the Company.

    On February 3, 1998 the Company announced that it and AT&T had agreed to form a joint venture to provide personal communications services ("PCS") in the Cincinnati and Dayton, Ohio markets. The agreement provides that Cincinnati Bell Wireless, a subsidiary of the Company, will acquire an 80% interest in the new regional communications network from AT&T Wireless Services for more than $100 million. The venture will provide PCS under the Cincinnati Bell Wireless brand name, with a tagline reference to AT&T Wireless Services, the nation's largest provider of wireless communications services.

    Cincinnati Bell Wireless expects to begin offering PCS in the second quarter of 1998 in Cincinnati and in the third quarter in Dayton under an interim agreement until the transaction closes later this year. The Cincinnati/Dayton region has a population of approximately 3 million. The network will use advanced Time Division Multiple Access ("TDMA") IS-136 technology, which AT&T Wireless Services has successfully deployed in more than 100 markets. Cincinnati Bell Wireless will sell PCS equipement and services from retail stores in Cincinnati and Dayton, via a direct sales force and via other retail channels. The services will include a complete array of value-added digital calling features including Caller ID, paging, voicemail and E-mail delivery.

    The Company expects the acquisition cost and start-up phases of the venture to be dilutive to its financial results in the near term. It expects that the venture would reduce its

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anticipated 1998 earnings per share about 15 cents. The Company's goal is for the venture to become a positive contributor on a cash basis after three years and on a net income basis after four years.

    Certain portions of the joint venture transaction are subject to the approval of the Federal Communications Commission. The companies anticipate that the transaction will close later this year.

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FORM 8-K                                                  CINCINNATI BELL INC.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Bell Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


February 2, 1998

                                       CINCINNATI BELL INC.


                                       By:/s/ BRIAN C. HENRY
                                          ---------------------------
                                           Brian C. Henry
                                           Executive Vice President and
                                           Chief Financial Officer